SEARS, ROEBUCK AND CO.

EXHIBIT 99(b)

CERTIFICATION OF CHIEF FINANCIAL OFFICER
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350)

The undersigned, Paul J. Liska, Executive Vice President and Chief Financial Officer of Sears, Roebuck and Co. (the "Company"), has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company's Quarterly Report on Form 10-Q for the quarter ended June 29, 2002 (the "Report").

The undersigned hereby certifies that:

  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned has executed this certification as of the 9th day of August, 2002.

/s/ Paul J. Liska
Paul J. Liska
Executive Vice President
and Chief Financial Officer